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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "SUMMARY--Selected Consolidated Financial Data" and "Experts" in the Proxy Statement/Prospectus of CommNet Cellular Inc. that is made a part of the Registration Statement (Form S-4) and to the incorporation by reference therein of our report dated December 6, 1996, with respect to the consolidated financial statements of CommNet Cellular Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                          ---------------------------
                                          ERNST & YOUNG LLP

Denver, Colorado
August 12, 1997